SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 28, 2008



                           U.S. HELICOPTER CORPORATION
               (Exact Name of Registrant as Specified in Charter)



     Delaware                             001-32580            27-0096927
--------------------------------        -------------       ------------------
(State or Other Jurisdiction of         (Commission            (IRS Employer
Incorporation or Organization)          File Number)         Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY  10004
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (212) 248-2002
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 28, 2008, U.S. Helicopter Corporation ("we", "us" or the "Company") closed on a $400,000 bridge loan financing (the "Loan") pursuant to a Convertible Note Purchase Agreement dated August 28, 2008 with Philadelphia Financial, LLC (the "Investor"), pursuant to which we issued a total of $400,000 in principal amount of convertible notes (the "Notes").

         The Notes accrue interest at the rate of 15% per annum, of which 30 days' worth of interest equal to $5,000 was prepaid at the closing of the Loan. The Notes, together with accrued and unpaid interest, are convertible at the option of the holder into shares of our common stock at a conversion price equal to $0.20 per share and are repayable 30 days after the issuance of the Notes. The shares issuable upon conversion of the Note are entitled to piggyback registration rights.

         In connection with this financing, we paid an origination fee to the Investor equal to 5% of the amount of the Loan, or $20,000, as well as a structuring fee to certain third parties equal to 15% of the amount of the Loan, or $60,000.

         We received net proceeds of approximately $315,000 after deducting prepaid interest and fees and expenses of the offering. We plan to use the remaining net proceeds received in this financing for working capital.

         In connection with the Loan financing, we agreed to issue to the Investor warrants to purchase up to 600,000 shares of our common stock, which have an exercise price of $0.20 per share and a term of five years from the date of issuance. The shares of common stock issuable upon exercise of such warrant are entitled to piggyback registration rights.

         Issuance of the securities sold in these transactions was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to two accredited investors in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
           AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 4, 2008

                                            U.S. HELICOPTER CORPORATION
                                            (Registrant)



                                            By:   /s/ George J. Mehm, Jr.
                                                ----------------------------
                                                George J. Mehm, Jr.
                                                Chief Financial Officer